Exhibit 99.1

FOR IMMEDIATE RELEASE:
October 28, 2003

FOR MORE INFORMATION:

David L. Tripp, Vice President and Director,

Investor Relations and Corporate Communications

THE ROUSE COMPANY

10275 Little Patuxent Parkway

Columbia, Maryland 21044

(410) 992-6546

www.therousecompany.com

THE ROUSE COMPANY REPORTS STRONG

PRELIMINARY THIRD QUARTER RESULTS

Columbia, Md. — The Rouse Company (NYSE:RSE) today released preliminary financial results for the third quarter and first nine months ended September 30, 2003.  These results include the impact of Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (SFAS 150).  The Company understands that the Financial Accounting Standards Board (FASB) may reconsider the application of SFAS 150 on October 29, 2003.  The outcome of that meeting may require a different application of SFAS 150 than the one used to prepare these results.  It is for that reason that the Company considers these results to be preliminary, and modifications may be appropriate based on the outcome of the October 29, 2003 FASB meeting.

Total segment revenues were $311.5 million for the third quarter and $993.8 million for the nine months, compared to $327.8 million and $871.7 million, respectively, for the same periods a year ago.  The decline in the third quarter revenues was primarily due to the impact of the previously announced sale of six retail centers late in the second quarter of 2003.

Preliminary Net Earnings were $7.0 million for the third quarter ($.04 per share) and $169.2 million for the nine months ($1.77 per share) compared to $32.3 million ($.33 per share) and $145.2 million ($1.57 per share), respectively, for the same periods of 2002.  The decline in the third quarter Net Earnings was primarily attributable to a $31.9 million ($.35 per share) charge for the cumulative effect of applying SFAS 150 which relates to the treatment of minority interests in consolidated joint ventures.  This charge may change depending on the FASB’s consideration of the application of SFAS 150 to minority interests in certain partnerships. The increase in Net Earnings for the nine months was significantly impacted by net gains on operating properties of $95.8 million, which were largely related to the sale of the six retail centers in the second quarter of this year.

Preliminary Funds From Operations were $89.2 million ($.92 per share) for the third quarter and $266.4 million ($2.79 per share) for the nine months compared to $76.4 million ($.82 per share) and $191.9 million ($2.08 per share), respectively, for the third quarter and nine months of 2002.  The per share results represent increases of 12% for the third quarter and 34% for the nine months.  Funds From Operations for the third quarter include an interest charge for the application of SFAS 150 ($1.7 million and $.02 per share) and an impairment loss related to Westdale Mall ($6.5 million and $.06 per share).

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THE ROUSE COMPANY REPORTS STRONG

THIRD QUARTER RESULTS

“These financial results reflect solid performance from the Company’s portfolio of operating properties and outstanding growth from our community development activities,” said Anthony W. Deering, Chairman and Chief Executive Officer.

Net Operating Income (NOI) from retail centers was $118.0 million for the third quarter and $372.0 million for the nine months compared to $123.1 million and $324.7 million, respectively, for 2002’s similar time frames.  While the third quarter total NOI reflected the impact of the sale of the six retail centers, the nine months had the full impact of retail centers purchased from Rodamco, N.A. in mid-2002.  NOI from comparable retail properties increased by 5% for both the third quarter and the nine months, driven by continuing high occupancy coupled with higher rents on re-leased space.

The Company’s portfolio of office and other properties recorded Net Operating Income (NOI) of $29.6 million for the third quarter and $90.3 million for the nine months, both slight declines from $30.0 million and $91.6 million for the same periods a year ago.  The decreases in NOI were partially due to lower levels of occupancy which reduced rents, and also to the sales of some properties.

Community development activities in and around Summerlin, Nevada and Columbia and Fairwood in Maryland produced outstanding results.  Third quarter Net Operating Income (NOI) totaled $33.4 million (compared to $25.8 million in the third quarter of 2002) and NOI for the nine months reached $92.6 million (compared to $62.7 million in 2002’s same period).  A significant percentage of the increased NOI related to activities in Summerlin, where major contributors included increased land sales prices, substantial builder participations and a major casino site sale.  The $92.6 million of NOI for 2003’s three quarters exceeds the previous annual record of $85.2 million of NOI for the full year of 2002.

Total Net Operating Income, after commercial development and corporate expenses, was $173.5 million for the third quarter and $529.1 million for the nine months, compared to $172.0 million and $457.9 million, respectively, for the same periods a year ago.  Fixed charges, primarily interest expense, were down in the third quarter (again related to the sale of the six retail centers) and up for the nine months (related to the Rodamco acquisition).

“We have continued to implement our strategy of focusing on premier retail centers in major markets, and it continues to pay off with excellent results from our comparable retail properties,” said Deering.  “Our office and other properties are holding their own even in the face of a nationwide over supply of office space.  And, our community developments, with their wide recognition and phenomenal market acceptance, are producing tremendous results.

“Our performance thus far in 2003 has been strong even in a somewhat soft economic environment.  Looking forward, we expect solid growth into 2004, particularly if the nation’s economy continues to improve,” concluded Deering.

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THE ROUSE COMPANY REPORTS STRONG

THIRD QUARTER RESULTS

The Rouse Company will host a conference call today, October 28, 2003 at 4:00 PM (Eastern Standard Time), open to the general public, to discuss these results.  The number to call for this teleconference is (877) 576-9887.  A replay of the conference call will be available through October 31, 2003 by dialing (800) 642-1687 and entering the pass code 3017968.  An audio-webcast will also be archived and may be accessed at www.therousecompany.com in the Investor Relations section under the heading Audio Archive.  The corporate web site also includes detailed financial and other data in the section Investors’ Supplemental Materials at www.therousecompany.com in the Investor Relations section under the heading Financial Reports.

Headquartered in Columbia, Md., The Rouse Company was founded in 1939 and became a public company in 1956.  A premier real estate development and management company, The Rouse Company, through its numerous affiliates, operates more than 150 properties encompassing retail, office, research and development and industrial space in 22 states. The Company is also the developer of the planned communities of Columbia, Md., Summerlin, along the western edge of Las Vegas, Nev. and a new project on the western side of Houston, Tex.

This release includes forward-looking statements, which reflect the Company’s current view with respect to future events and financial performance.  These forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical or anticipated results.  The words “believe,” “expect,” “anticipate” and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.  The Rouse Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  For a discussion of certain factors that could cause actual results to differ materially from historical or anticipated results, including real estate investment risks, development risks and changes in the economic climate, see Exhibit 99.1 of The Rouse Company’s Form 10-K for the year ended December 31, 2002.

The Rouse Company

PRELIMINARY FINANCIAL HIGHLIGHTS

(Unaudited, in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002
Operating Results Data (notes 1 and 5)
Segment revenues	$311,495	$327,833	$993,817	$871,660
Segment expenses	138,004	155,795	464,754	413,756
Net operating income (note 1)	173,491	172,038	529,063	457,904
Fixed charges, net (notes 2 and 5)	(72,217)	(75,901)	(224,046)	(214,166)
Income taxes, primarily deferred	(1,678)	(8,753)	(27,899)	(24,372)
Other provisions and losses, net:
Pension plan curtailment loss	––	––	(10,212)	––
Pension plan settlement losses	(2,172)	––	(9,536)	––
Provision for organizational changes, including early retirement and related costs	(901)	(8,617)	(7,873)	(8,617)
Net gains (losses) on early extinguishment of debt	(851)	––	20,318	(5,919)
Impairment loss of MerchantWired	––	––	––	(11,623)
Gain on foreign exchange derivative	––	––	––	1,134
Net other	––	(2,400)	3,040	(2,400)
Impairment losses on operating properties	(6,500)	––	(6,500)	––
Funds From Operations (notes 3 and 5)	89,172	76,367	266,355	191,941
Depreciation and amortization	(54,510)	(44,229)	(161,067)	(123,433)
Net gains on operating properties	4,180	161	95,786	76,643
Cumulative effect of change in accounting principle (note 5)	(31,887)	––	(31,887)	––
Net earnings (note 5)	$6,955	$32,299	$169,187	$145,151

Per Share Data (note 5)
Diluted per share information
Net earnings	$.04	$.33	$1.77	$1.57
Funds From Operations	$.92	$.82	$2.79	$2.08

Dividends
Common	$.42	$.39	$1.26	$1.17
Preferred	$.75	$.75	$2.25	$2.25

	September 30, 2003	December 31, 2002

Balance Sheet Data (note 5)
Assets
Total property	$5,300,839	$5,429,186
Investments in and advances to unconsolidated real estate ventures	505,497	442,405
Other assets	527,389	440,841
Cash, cash equivalents and marketable securities	80,396	73,736
Total	$6,414,121	$6,386,168

Liabilities and Shareholders’ Equity
Property debt not carrying a Parent Company guarantee of repayment	$2,815,222	$3,271,437
Parent Company debt and debt carrying a Parent Company guarantee of repayment	1,470,706	1,170,040
Total debt	4,285,928	4,441,477
Accounts payable and accrued expenses	173,478	216,647
Other liabilities	624,496	479,620
Company-obligated mandatorily redeemable preferred securities	104,284	136,340
Shareholders’ equity	1,225,935	1,112,084
Total	$6,414,121	$6,386,168

The accompanying notes are an integral part of these highlights.

Note 1 – Segment operating data are presented in accordance with Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information.”   As required by the Statement, segment data are reported using the performance measure and accounting policies followed by the Company for internal reporting to management which differ, in certain respects, from those used for reporting under accounting principles generally accepted in the United States of America (GAAP).  The performance measure used by the Company is Net Operating Income (NOI).  The Company defines NOI as segment revenues (exclusive of corporate interest income) less segment operating expenses (including provisions for bad debts, (gains) losses on marketable securities and net losses (gains) on sales of properties developed for sale, but excluding income taxes, fixed charges, as defined below, and real estate depreciation and amortization).  Prior to July 1, 2003, the Company included certain current income taxes in its definition of NOI.  Effective, July 1, 2003, the Company revised its definition to exclude these amounts from NOI, affecting primarily the presentation of the Company’s community development activities.  The amounts from prior periods have been reclassified to conform to the current presentation.  The accounting policies used to calculate NOI and other operating results data are the same as those used by the Company in its condensed consolidated financial statements prepared in accordance with GAAP, except that real estate ventures in which the Company has joint interest and control and certain other unconsolidated ventures are accounted for using the proportionate share method rather than the equity method, and the Company’s share of FFO of other unconsolidated ventures is included in revenues.  Also, discontinued operations and minority interests are included in NOI rather than separately presented.  These segment accounting policies affect only the reported revenues and expenses of the segments and have no net effect on our reported NOI or net earnings.

Note 2 – Fixed charges include interest expense, distributions on Company-obligated mandatorily redeemable preferred securities and other subsidiary preferred stock and ground rent expense, net of interest income earned on corporate investments.

Note 3 – The Company also uses Funds From Operations (FFO) in addition to net earnings to report its operating results.  Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes over time as reflected through depreciation and amortization expenses.  The Company believes that the value of real estate assets does not diminish predictably over time, as historical cost accounting implies, and instead fluctuates due to market and other conditions.  Accordingly, the Company believes FFO provides investors with useful information about our operating performance because it excludes depreciation and amortization expenses.  In addition, FFO was created and is used by the real estate industry as a supplemental performance measure.  Effective January 1, 2003, the Company began using the definition of FFO adopted by the National Association of Real Estate Investment Trusts (NAREIT) and as interpreted by the Securities and Exchange Commission.  Accordingly, FFO is defined as net earnings (computed in accordance with accounting principles generally accepted in the United States of America), excluding gains (losses) on sales of depreciated operating properties and depreciation and amortization expenses.  The Company’s calculation of FFO may not be comparable to similarly titled measures reported by other companies because all companies do not calculate FFO in the same manner.  FFO is not a liquidity measure and should not be considered as an alternative to cash flows or indicative of cash available for distributions.  It also should not be considered an alternative to net earnings, as determined in accordance with GAAP, as an indication of the Company’s financial performance.

Note 4 – Noncomparable properties consist of projects which, in 2003 or 2002, were acquired, disposed of, expanded, opened or prepared for disposition.  Such properties include the following: Cherry Hill Mall, Christiana Mall, Echelon Mall, Exton Square, Fashion Show, Franklin Park, The Gallery at Market East, The Jacksonville Landing, Lakeside Mall, Moorestown Mall, North Star, Oakbrook Center, Plymouth Meeting, Randhurst, The Streets at Southpoint, Water Tower Place, Village of Merrick Park, the Village Centers and other retail properties in Columbia, Maryland, additional interests acquired in Collin Creek, Perimeter Mall, Ridgedale Center, Southland Center, Staten Island Mall and Willowbrook, an interest in Westin New York (a hotel in New York City that began operations in October 2002), an office building in Columbia, Maryland, an office building in Hunt Valley, Maryland and seven office buildings in Prince George’s County, Maryland.  Noncomparable properties also include South Street Seaport due to the ongoing effects of the terrorist attacks of September 11, 2001.

Note 5 – The operating results data, per share data and balance sheet data presented herein were prepared based on The Rouse Company’s current understanding of the application of Statement of Financial Accounting Standards No. 150. “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (SFAS 150) to manditorily redeemable noncontrolling interests previously accounted for as minority interests. The Financial Accounting Standards Board is expected to reconsider certain aspects of SFAS 150 on October 29, 2003, and it is possible the Company will need to apply SFAS 150 differently and that the Company's results for the quarter and nine months ended September 30, 2003 and balance sheet as of September 30, 2003 will change. Accordingly, the Company's results of operations and balance sheet data should be considered preliminary. The cumulative effects of the adoption of SFAS 150 as of July 1, 2003 and for the periods ended September 30, 2003 were $31.9 million and $1.7 million, respectively, related to manditorily redeemable noncontrolling interests.

The Rouse Company

PRELIMINARY FINANCIAL HIGHLIGHTS

(Unaudited, in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002
Operating Results Data (notes 1 and 5)
Segment Revenues
Retail centers
Comparable	$120,374	$116,695	$352,829	$342,625
Noncomparable	78,550	88,141	269,273	202,398
Total retail centers	198,924	204,836	622,102	545,023
Office and other properties
Comparable	46,864	46,662	139,703	141,696
Noncomparable	2,874	4,174	10,252	9,631
Total office and other properties	49,738	50,836	149,955	151,327
Community development	62,833	72,161	221,760	175,310
	311,495	327,833	993,817	871,660
Segment Expenses, excluding fixed charges and depreciation and amortization
Retail centers
Comparable	46,896	46,889	138,053	137,572
Noncomparable	34,063	34,893	112,092	82,775
Total retail centers	80,959	81,782	250,145	220,347
Office and other properties
Comparable	18,840	18,994	54,483	55,527
Noncomparable	1,320	1,844	5,126	4,195
Total office and other properties	20,160	20,838	59,609	59,722
Community development	29,473	46,322	129,192	112,641
Commercial development	2,727	3,313	10,702	10,026
Corporate	4,685	3,540	15,106	11,020
	138,004	155,795	464,754	413,756
Net Operating Income
Retail centers
Comparable	73,478	69,806	214,776	205,053
Noncomparable	44,487	53,248	157,181	119,623
Total retail centers	117,965	123,054	371,957	324,676
Office and other properties
Comparable	28,024	27,668	85,220	86,169
Noncomparable	1,554	2,330	5,126	5,436
Total office and other properties	29,578	29,998	90,346	91,605
Community development	33,360	25,839	92,568	62,669
Commercial development	(2,727)	(3,313)	(10,702)	(10,026)
Corporate	(4,685)	(3,540)	(15,106)	(11,020)
Net Operating Income	173,491	172,038	529,063	457,904
Fixed charges (notes 2 and 5)	(72,217)	(75,901)	(224,046)	(214,166)
Income taxes, primarily deferred	(1,678)	(8,753)	(27,899)	(24,372)
Other provisions and losses, net:
Pension plan curtailment loss	––	––	(10,212)	––
Pension plan settlement losses	(2,172)	––	(9,536)	––
Provision for organizational changes, including early retirement and related costs	(901)	(8,617)	(7,873)	(8,617)
Net gains (losses) on early extinguishment of debt	(851)	––	20,318	(5,919)
Impairment loss of MerchantWired	––	––	––	(11,623)
Gain on foreign exchange derivatives	––	––	––	1,134
Net other	––	(2,400)	3,040	(2,400)
Impairment losses on operating properties	(6,500)	––	(6,500)	––
Funds From Operations	89,172	76,367	266,355	191,941
Depreciation and amortization	(54,510)	(44,229)	(161,067)	(123,433)
Net gains on operating properties	4,180	161	95,786	76,643
Cumulative effect of change in accounting principle (note 5)	(31,887)	––	(31,887)	––
Net earnings (note 5)	$6,955	$32,299	$169,187	$145,151
Net earnings applicable to common shareholders (note 5)	$3,917	$29,261	$160,073	$136,037

Per Share Data (note 5)
Diluted Per Share Information
Net earnings	$.04	$.33	$1.77	$1.57
Funds From Operations	$.92	$.82	$2.79	$2.08
Dividends
Common	$.42	$.39	$1.26	$1.17
Preferred	$.75	$.75	$2.25	$2.25

The accompanying notes are an integral part of these highlights.

Reconciliations of Segment Operating Data to Preliminary Condensed Consolidated Financial Statements

(Unaudited, in thousands)

Reconciliations of the revenues and expenses reported in the schedule of segment operating results to the related amounts in the preliminary condensed consolidated financial statements are summarized as follows:

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002
Revenues
Total reported for segments	$311,495	$327,833	$993,817	$871,660
Share of revenues of proportionate share ventures	(33,318)	(24,121)	(98,613)	(68,726)
Share of Funds From Operations of other minority interest ventures	(3,160)	(5,709)	(10,331)	(10,788)
Revenues of discontinued operations	(559)	(30,644)	(43,748)	(89,190)
Other	70	147	157	642
Total in condensed consolidated financial statements	$274,528	$267,506	$841,282	$703,598

Operating expenses, exclusive of provision for bad debts, depreciation and amortization
Total reported for segments	$138,004	$155,795	$464,754	$413,756
Distributions on Company-obligated mandatorily redeemable preferred securities and other subsidiary preferred stock	392	3,788	7,531	10,604
Ground rent expense	1,839	2,007	5,256	5,532
Share of operating expenses of proportionate share ventures	(12,717)	(9,568)	(37,973)	(25,182)
Provision for bad debts	(3,022)	(1,249)	(5,714)	(5,841)
Operating expenses of discontinued operations	(430)	(13,105)	(21,677)	(40,856)
Other	(449)	(2,135)	3,942	(1,424)
Total in condensed consolidated financial statements	$123,617	$135,533	$416,119	$356,589
Interest expense (note 5)
Total fixed charges reported	$72,217	$75,901	$224,046	$214,166
Corporate interest income	529	874	1,690	3,291
Distributions on Company-obligated mandatorily redeemable preferred securities and other subsidiary preferred stock	(392)	(3,788)	(7,531)	(10,604)
Ground rent expense	(1,839)	(2,007)	(5,256)	(5,532)
Share of fixed charges of proportionate share ventures	(9,114)	(5,503)	(26,070)	(19,365)
Fixed charges of discontinued operations	(174)	(7,174)	(10,582)	(22,530)
Total in condensed consolidated financial statements (note 5)	$61,227	$58,303	$176,297	$159,426
Depreciation and amortization
Total reported	$54,510	$44,229	$161,067	$123,433
Share of depreciation and amortization of unconsolidated ventures	(8,642)	(3,972)	(24,619)	(10,771)
Depreciation and amortization of discontinued operations	(241)	(5,067)	(7,109)	(16,306)
Total in condensed consolidated financial statements	$45,627	$35,190	$129,339	$96,356

Other provisions and losses (gains), net
Total reported	$3,924	$11,017	$4,263	$27,425
Share of losses of unconsolidated ventures	(136)	––	(136)	(378)
Gains (losses) of discontinued operations	––	––	26,896	(5,346)
Certain current income taxes	––	––	(506)	––
Total in condensed consolidated financial statements	$3,788	$11,017	$30,517	$21,701

Income taxes, primarily deferred
Total reported	$1,678	$8,753	$27,899	$24,372
Certain current income taxes	––	––	506	––
Income taxes of proportionate share ventures	(7)	––	(3)	(17)
Income taxes of discontinued operations	(46)	(53)	(225)	1,198
Total in condensed consolidated financial statements	$1,625	$8,700	$28,177	$25,553

Net gains (losses) on operating properties
Total reported	$4,180	$161	$95,786	$76,643
Impairment provisions	(6,500)	––	(6,500)	––
Gains related to discontinued operations	(3,908)	––	(73,710)	(27,658)
Total in condensed consolidated financial statements	$(6,228)	$161	$15,576	$48,985

Preliminary Calculation of Earnings Per Share (EPS) and Funds From Operations Per Share (FFOPS)

(Unaudited, in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002
Earnings Per Share (Basic) (note 5)
Net earnings	$6,955	$32,299	$169,187	$145,151
Dividends on unvested common stock awards and other	(163)	(202)	(506)	(663)
Dividends on convertible Preferred stock	(3,038)	(3,038)	(9,114)	(9,114)
Adjusted net earnings	$3,754	$29,059	$159,567	$135,374

Weighted-average shares outstanding	89,117	86,222	87,841	84,504

Earnings Per Share (Diluted) (note 5)
Net earnings	$6,955	$32,299	$169,187	$145,151
Dividends on unvested common stock awards and other	(163)	(254)	(506)	(392)
Dividends on convertible Preferred stock	(3,038)	(3,038)	(9,114)	(9,114)
Interest on convertible property debt	––	––	––	1,012
Adjusted net earnings	$3,754	$29,007	$159,567	$136,657

Weighted-average shares outstanding	89,117	86,222	87,841	84,504
Dilutive securities:
Options, unvested common stock awards and other	2,560	1,643	2,132	1,801
Convertible Preferred stock	––	––	––	––
Convertible property debt	––	––	––	933
Adjusted weighted-average shares used in EPS computation	91,677	87,865	89,973	87,238

Funds From Operations Per Share (Basic) (note 5)
Funds From Operations	$89,172	$76,367	$266,355	$191,941
Dividends on unvested common stock awards and other	(163)	(202)	(506)	(663)
Dividends on convertible Preferred stock	(3,038)	(3,038)	(9,114)	(9,114)
Adjusted Funds From Operations	$85,971	$73,127	$256,735	$182,164

Weighted-average shares outstanding	89,117	86,222	87,841	84,504

Funds From Operations Per Share (Diluted) (note 5)
Funds From Operations	$89,172	$76,367	$266,355	$191,941
Dividends on unvested common stock awards and other	(91)	(151)	(335)	(392)
Interest on convertible property debt	––	––	––	1,012
Adjusted Funds From Operations	$89,081	$76,216	$266,020	$192,561

Weighted-average shares outstanding	89,117	86,222	87,841	84,504
Dilutive securities:
Options, unvested common stock awards and other	2,732	1,908	2,268	1,801
Convertible Preferred stock	5,310	5,310	5,310	5,310
Convertible property debt	––	––	––	933
Adjusted weighted-average shares used in FFOPS computation	97,159	93,440	95,419	92,548

Earnings per share of common stock (note 5)
Basic:
Earnings from continuing operations	$.36	$.28	$.99	$1.21
Discontinued operations	.04	.06	1.19	.39
Cumulative effect of change in accounting principle	(.36)	––	(.36)	––
Total	$.04	$.34	$1.82	$1.60

Diluted:
Earnings from continuing operations	$.35	$.27	$.96	$1.19
Discontinued operations	.04	.06	1.16	.38
Cumulative effect of change in accounting principle	(.35)	––	(.35)	––
Total	$.04	$.33	$1.77	$1.57